Exhibit 10.2

UVZ-Nr. 4075/2022 S
(Deed Register Number)

N e g o t i a t e d

in Frankfurt am Main on **29 September 2022**

Before me, the undersigned Notary Public

Patrick Arthur Senger

in the district of the *Oberlandesgericht* of Frankfurt am Main,

with official residence in Frankfurt am Main,

appeared today:

1. Ms. Ina von Raven, born on January 24, 1972, with business address at c/o LPA-GGV Grützmacher Gravert Viegener Partnerschaft mbB, Hamburger Allee 2-4, D-60486 Frankfurt am Main

acting not on her own behalf, but on the basis of powers of attorney dated 18.09.2022, the originals of which were available during the notarization and the Notary Public hereby certifies their conformity with the copies attached to

this deed, on behalf of

a) Mr. **Robert Orten**, born on July 8, 1954, residing at Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues, Germany,

b) **Orten Holding GmbH**, a limited liability company (*Gesellschaft mit beschränkter Haftung*) incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Wittlich under HRB 21680,

2. Mr. Jörg Rehder, born on March 27, 1962, with business address at c/o SCHIEDERMAIR RECHTSANWÄLTE Partnerschaftsgesellschaft von Rechtsanwälten und Steuerberatern mbB, Eschersheimer Landstraße 60, D-60322 Frankfurt am Main

acting not on his own behalf, but

a) on the basis of a power of attorney dated 28.09.2022, which was only available as copy during the notarization and the Notary Public is hereby instructed to enclose the original copy to this deed after he has received it from the according party, on behalf of

Hyzon Motors Europe B.V., a limited liability company (*Besloten Vennootschap met beperkte aansprakelijkheid*) incorporated under the laws of the Netherlands, having its registered seat at Papierbaan 3, 9672 BG Winschoten and its business address at Produktieweg 2, 9601 MA Hoogezand, the Netherlands, registered with the commercial register (*Kamer van Koophandel*) under KVK 78536677

b) on the basis of a power of attorney dated 21.09.2022, which was only available as copy during the notarization and the Notary Public is hereby instructed to enclose the original copy to this deed after he has received it from the according party, on behalf of

Hyzon Motors Inc., a corporation incorporated under the laws of Delaware, USA, with business address at 475 Quaker Meeting House Road Honeoye Falls, NY 14472, USA

Each party involved declares and assures that they act on own behalf.

The Notary Public instructed the persons appearing that all data provided by them will be saved in a database and used for the communication with the parties involved. This shall also apply to data, which is disclosed during the notarization. The parties involved agree with the aforementioned. Further, the parties involved agreed with the communication and sending of unencrypted drafts, deeds und notifications. The parties involved do also agree with future correspondence via unencrypted emails; this consent may be revoked at any time in writing or via email.

The Notary Public asks for prior involvement according to Section 3 sub-section 1 No. 7 of the German authentication act (*Beurkundungsgesetz, BeurkG*) which is negated by the persons appearing.

The persons appearing request for a notarization of the following declarations:

I.

The parties involved hereto hereby enter into a

Mutual Cancellation Agreement

which is enclosed to this deed as **ANNEX**.

II.

All notarial costs connected to the conclusion and execution of this deed, especially the costs for this notarization, shall be borne by *Hyzon Motors Europe B.V.*. The Notary Public informed the parties that the aforementioned provision shall only apply

to the internal relationship between the parties. In the external relationship, the parties shall be liable to the Notary Public as joint and several debtors pursuant to Section 29 GNotKG.

The Notary Public instructed the parties involved that the examination of the tax and economic effects of this deed does not belong to his tasks and that he accordingly did not carry out such an examination. The parties declare that they have been advised by lawyers and tax advisors.

The parties involved declare that they have fully understood all instructions and the legal scope of all declarations.

This record including its ANNEX was read aloud to the persons appearing by the Notary Public, approved and personally signed by them and the Notary public as follows:

PATRICK ARTHUR SENGER • NOTAR IN FRANKFURT AM MAIN •

(Notar)

Mutual Cancellation Agreement

(*Aufhebungsvereinbarung*)

Regarding a share purchase and transfer agreement relating to the shares in

Orten Betriebs GmbH

and

Orten Electric-Trucks GmbH

(Notary Public Mr. Patrick Arthur Senger on June 10, 2022, Frankfurt am Main, Deeds 2452/2022 S and 2453/2022 S)

September 29, 2022

CANCELLATION AGREEMENT

by and between

1. **Orten Holding GmbH**, a limited liability company (*Gesellschaft mit beschränkter Haftung*) incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Wittlich under HRB 21680, duly represented by its managing director, Mr. Robert Orten

– hereinafter referred to as "**Seller 1** –

2. Mr. **Robert Orten**, born on July 8, 1954, residing at Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues, Germany, acting in his own name

– hereinafter referred to as "**Seller 2**,
jointly with Seller 1 as "**Sellers** –

and in addition

Mr. **Robert Orten**, enters into this Cancellation Agreement not only in his own name but also in his capacity as managing director with sole right of representation, freed of the restrictions under Section 181 of the German Civil Code (*BGB*), in the name and on behalf of the following Group Entities, each having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, and registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Wittlich

Orten Fahrzeugbau GmbH (HRB 43312)

Gebokit GmbH (HRB 43333)

Christophorus Nutzfahrzeuge GmbH (HRB 43315)

Orten Electric-Trucks GmbH (HRB 41516) and

Orten Betriebs-GmbH (HRB 44813)

3. **Hyzon Motors Europe B.V.**, a limited liability company (*Besloten Vennootschap met beperkte aansprakelijkheid*) incorporated under the laws of the Netherlands, having its

registered seat at Papierbahn 3, 9672 BG Winschoten and its business address at Produktieweg 2, 9601 MA Hoogezand, the Netherlands, registered with the commercial register (*Kamer van Koophandel*) under KVK 78536677

– hereinafter referred to as "**Purchaser**" –

and

4. **Hyzon Motors Inc.**, a corporation incorporated under the laws of Delaware, USA, with business address at 475 Quaker Meeting House Road Honeoye Falls, NY 14472

– hereinafter referred to as "**Guarantor**"
jointly with Purchaser and Sellers as the "**Parties**", each a "**Party**" –

Recitals

(A) WHEREAS, Seller 1 is the sole shareholder of Orten Betriebs GmbH, a limited liability company incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 44813 (the "**Company**").

(B) WHEREAS, the Company is the sole shareholder of the following companies (the "**Subsidiaries**"):

(1) Orten Fahrzeugbau GmbH, a limited liability company incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 43312;

(2) Gebokit GmbH, a limited liability company incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 43333; and

(3) Christophorus Nutzfahrzeuge GmbH, a limited liability company incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 43315.

(C) WHEREAS, Seller 2 is the sole shareholder of Orten Electric-Trucks GmbH, a limited liability company incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 41516.

(D) WHEREAS, Purchaser is an indirect wholly owned subsidiary of the Guarantor.

(E) WHEREAS, the Parties concluded a Share Purchase and Transfer Agreement by notarization before the Notary Public Mr. Patrick Arthur Senger on June 10, 2022 (Deed Registration Numbers 2452/2022 S and 2453/2022 S) (the "**SPA**") by means of which:

(1) Seller 1 sold and transferred all Seller 1 Shares to Purchaser; and

(2) Seller 2 sold and transferred all Seller 2 Shares to Purchaser.

Such SPA, including any exhibits and annexes thereto, comprises the complete contractual arrangements as to such matter, hereinafter referred to as the "**Transaction**".

The transfers of the Sold Shares under the SPA are respectively subject to the condition precedent (*aufschiebende Bedingung*) of the occurrence of the Closing and are to be transferred with *in rem* effect (*dinglicher Wirkung*) as of October 5, 2022, 0:00 hours.

As of the date hereof, Closing has not occurred and the *in rem* effect of such transfers has not taken place.

(F) WHEREAS, for various reasons, Purchaser and Guarantor wish to unwind the Transaction in its entirety. Sellers therefore agreed to mutually terminate (*aufheben*) the SPA subject to the terms and conditions set forth herein.

(G) WHEREAS, any defined terms used in this Cancellation Agreement shall have the same meaning as the respective defined terms in the SPA, unless defined otherwise herein.

NOW THEREFORE, the Parties agree as follows (this "**Cancellation Agreement**"):

1. Mutual Termination of the SPA

1.1 Subject to Section 6 of this Cancellation Agreement, (i) the Transaction shall not be completed and (ii) the Parties herewith cancel and set aside the SPA entirely (*Vertragsaufhebung*), in particular the sale of the Sold Shares to Purchaser.

1.2 Such cancellation (the "**Cancellation**") shall pertain to any and all obligations, including ancillary obligations (*Haupt- und Nebenpflichten*), rights, claims, covenants, undertakings, representations, warranties, guarantees, indemnities and any other kind of rights and obligations under the SPA (present, future and conditional) as well as any such rights, obligations and contracts, which may exist or arise in the context of the SPA, such as side agreements, agreements and arrangements made in the context of fulfilling Closing Conditions, agreements provided for in the annexes and/or Exhibits to the SPA, arrangements in the context of the environmental situation of the sites occupied by the Group Entities, as well as any pre-contractual obligations, if any.

1.3 Consequently, Closing under the SPA shall not occur and, therefore, the transfer of the Sold Shares to Purchaser shall not occur.

1.4 The Cancellation shall also pertain to any and all obligations of the Guarantor (Hyzon Motors Inc.), as well as to any and all obligations of the Group Entities and of Seller 2 in his capacity as managing director of the Group Entities.

1.5 Furthermore, the Cancellation shall pertain to any contracts entered into conditional upon Closing or contracts to be entered into in the context of Closing. To the extent third parties are involved (such as the Group Entities or employees of the Group Entities), the Parties to this Cancellation Agreement acknowledge that the Sellers and any third party may at their discretion set aside (subject to the consent of the respective parties thereto) any such contract, which has already been entered into conditional upon or with effect

as of the Closing of the SPA. However, Purchaser shall not be subject to any liability in this context. This pertains in particular to the New Leases, the Consulting Agreement, the Seller Settlement Agreements, the Performance Declarations, retention bonus arrangements and the like. For the avoidance of doubt, the Parties clarify that the Consulting Agreement between Seller 2 and Hyzon Motors USA Inc. (including the Master Services Agreement and the SOW no. 1) will, in case of the non-occurrence of Closing, never enter into effect.

1.6 Sellers, Purchaser and the Guarantor herewith enter into this waiver and mutual Cancellation Agreement (*Verzichtsvertrag*), such waiver to pertain to any other and/or additional rights and obligations which they may have or become entitled to, such as under statute or case law, in the context of the SPA being negotiated, entered into, not closed/completed and/or cancelled.

2. Termination of the Transfer Agreement

2.1 The SPA provides for a conditional (*in rem*) agreement to transfer (*dingliche Einigung*) the Sold Shares to Purchaser. The Parties hereby enter into an agreement to cancel such *in rem* transfer agreement (*Aufhebung der dinglichen Einigung*):

2.1.1 Seller 1 and Purchaser herewith cancel and set aside the agreement to transfer the Seller 1 Shares.

2.1.2 Seller 2 and Purchaser herewith cancel and set aside the agreement to transfer the Seller 2 Shares.

2.2 As a result of such cancellation of the transfer agreements, Purchaser's expectancy right (*Anwartschaftsrecht*) to the Sold Shares ceases to exist.

3. Lump Sum Damage Payment

3.1 In order (i) to compensate Sellers for any losses, costs, expenses and other damages, which Sellers, the Group Entities, or any of their Affiliates, employees or advisors have, or may have, suffered or incurred in connection with the Transaction and the SPA now being cancelled and unwound, and in order (ii) to avoid any legal dispute that may have arisen between the Parties in connection with the non-occurrence of the Closing and resolve any and all claims, Purchaser shall pay to Sellers a lump sum damage amount ("**Lump Sum**") (*pauschalierter Schadensersatz*) in the total amount/value of

EUR 8,500,000

(in words: eight million five hundred thousand euros).

Out of the Lump Sum, an amount of EUR 5,000,000 (in words: five million euros) shall be payable in cash (the "**Cash Compensation**"), as further set out in Section 3.2.

Further, Purchaser offers and Seller 1 herewith accepts an amount of up to EUR 3,500,000 (in words: three million five hundred thousand euros) to be provided as payment in kind (the "**Compensation in Kind**"), by way of the transfer of trucks, each valued as between the Parties at a price of EUR 70,000, to Seller 1, as specified in Sections 3.3 and 3.4.

Upon payment of the Cash Compensation as well as the Initial Escrow Amount into the Escrow Account, any and all potential claims and disputes pertaining to or arising in the context of the SPA (in particular as to the Guarantor and the Purchaser) and its Cancellation shall be regarded as irrevocably settled.

The Sellers shall solely be responsible to address and compensate all costs, damage, loss or impairment of legal position of any of Sellers' (i) employees, (ii) directors, (iii) advisors, as well as Group Entity's (i) employees, (ii) directors, (iii) advisors, as well as Sellers' Affiliate and/ or Group Entity, if any.

3.2 The Cash Compensation shall be paid to Sellers as follows:

a) Seller 1: EUR 4,150,000 (in words: four million one hundred and fifty thousand euros) (the "**Seller 1 Cash Compensation**").

b) Seller 2: EUR 850,000 (in words: eight hundred and fifty thousand euros) (the "**Seller 2 Cash Compensation**").

Payment of the Seller 1 Cash Compensation and the Seller 2 Cash Compensation shall be made in euros by irrevocable wire transfer of immediately available funds, free of bank and other charges to the following bank accounts:

Seller 1:

Account Holder:	Orten Holding GmbH
Bank:	Vereinigte Volksbank Raiffeisenbank eG
IBAN:	DE44 5606 1472 0005 1405 98
BIC:	GENODED1WTL

Seller 2:

Account Holder:	Robert Orten
Bank:	Sparkasse Mittelmosel-Eifel Mosel Hunsrück
IBAN:	DE41 5875 1230 0000 3476 17
BIC:	MALADE51BKS

Payment of the Seller 1 Cash Compensation and the Seller 2 Cash Compensation shall be made immediately (*unverzüglich*).

Sellers shall confirm receipt of the Cash Compensation towards Purchaser and Guarantor in text form as soon as the respective Cash Compensation amounts have been credited to the bank accounts set out above.

The Guarantor considers making the payments due for payment by Purchaser under this Cancellation Agreement on behalf of Purchaser (*Zahlung im Namen und für Rechnung durch abgekürzten Zahlungsweg*), to which Purchaser herewith consents. For the avoidance of doubt, if the Guarantor (or any other third party) makes any payment on behalf and for the account of Purchaser such payment shall release Purchaser from its payment obligation towards Sellers (*schuldbefreiende Wirkung*). In their internal relationship, the third party making the payment, such as the Guarantor, shall have a claim for reimbursement (*Erstattungsanspruch*) against the Purchaser for the respective amount paid on its behalf. Such reimbursement shall be considered immediately due.

With the receipt of the Cash Compensation as well as the Initial Escrow Amount into the Escrow Account (see below Section 3.7), any and all claims of Sellers vis-à-vis Purchaser or Guarantor under the SPA are fully settled and Sellers herewith grant Purchaser and Guarantor accordingly general release ("*Generalquittung*").

3.3 In addition to the Cash Compensation, Purchaser or Guarantor (as the case may be) shall pay a further compensation in the amount of EUR 3,500,000 (in words: three million five hundred thousand euros) to Seller 1. Instead of compensating such amount in cash, Purchaser and/or Guarantor may provide compensation in kind (within the meaning of "*Schadensersatz leisten*") to Seller 1 by transferring ownership and possession of up to fifty (50) vehicles (collectively the "**Transferable Assets**") to Seller 1 (the "**Compensation in Kind**").

On Wednesday, September 28, 2022, Seller 1 inspected those Transferable Assets (already) physically available at Purchaser's business premises in Winschoten, The Netherlands. Seller 2 acting in his capacity as managing director of Seller 1 and a representative of Purchaser in charge of the handover have jointly compiled a list of a total of twenty-six (26) vehicles that Seller 1 – upon physical inspection – has already accepted to be transferred to Seller 1 as part of the Compensation in Kind (the "**Acceptance List**", attached as **Exhibit 3.3a**; the Transferable Assets listed in the Acceptance List, the "**Accepted Assets**").

The Parties therefore agree that unrestricted title to the Accepted Assets (26 trucks) is herewith transferred to Seller 1 with the conclusion of this Cancellation Agreement.

Parties are in agreement that with the transfer of due and unrestricted title to the Accepted Assets to Seller 1, Purchaser and Guarantor have provided a partial compensation in kind equal to an amount of EUR 1,820,000 (in words: one million eight hundred and twenty thousand euros) (26 x EUR 70,000).

The remainder of the Transferable Assets (*i.e.* twenty-four (24) vehicles), in particular including the eight (8) vehicles listed in **Exhibit 3.3b** (those eight vehicles the "**Expected Assets**"), are not yet available to Purchaser as of today (together, including the Expected Assets, the "**Delayed Assets**").

The outstanding amount, which Purchaser is, subject to the below, entitled to compensate in kind thus amounts to **EUR 1,680,000** (in words: one million six hundred eighty thousand euros). Such amount (the "**Initial Escrow Amount**") shall be paid by or on behalf of Purchaser into the escrow account of the Escrow Agent, as set forth under Section 3.7, in order to secure for Seller 1 the Compensation in Kind.

The Parties undertake to take all (further) acts and make all declarations, which are required under applicable law to transfer ownership and title to the Transferable Assets to Seller 1. By way of precaution, Seller 1 and Purchaser hereby agree that in case title to any Transferable Asset does not pass to Seller 1 immediately, Purchaser shall hold such Transferable Asset in possession on behalf of Seller 1 until title has been transferred.

3.4 Purchaser may further compensate Seller 1 in kind by transferring Delayed Assets (in full or part) to Seller 1 as soon as practical, and for such purposes shall Duly Offer such Delayed Assets no later than December 31, 2022 (the "**Cut-off-Date**").

Any Delayed Asset shall be considered "**Duly Offered**" by Purchaser until the Cut-off-Date, if all of the following conditions are met or waived by Seller 1 in writing:

a) Purchaser informs Seller 1 in text form that a Delayed Asset is available for inspection at any of Purchaser's premises in the Netherlands;

b) Purchaser has unrestricted legal and beneficial title to the Delayed Asset when informing Seller 1;

c) the respective vehicle offered to Purchaser is a factory-new, at least Euro VI emission standard truck with steering wheel left hand side;

d) the respective vehicle is generally suitable for driving (in particular includes a motor);

e) Purchaser has available the official OEM COC document and all keys to hand them over to Seller 1.

Seller 1 shall inspect the Delayed Asset within a reasonable time period after having been informed of the availability of a Delayed Asset. Seller 1 is generally free to accept any Delayed Asset at its discretion. However, in the case of an Expected Asset (Exhibit 3.3b), which has been Duly Offered, Seller 1 may withhold or delay such acceptance only if the Expected Asset suffers objectively (*ex ante* perspective) from such material defects, that given the purpose of this compensation agreement today it would have been

objectively not suitable as compensation for Seller 1 (an Expected Asset with such defects: "**Material Defect Asset**").

Upon the acceptance of a Delayed Asset by Seller 1 and the transfer of unrestricted title to such Delayed Asset (including the handover of COC document and keys), such Delayed Asset shall be considered "**Duly Transferred**" to Seller 1. Notwithstanding the foregoing, an Expected Asset, which is not a Material Defect Asset, is deemed "Duly Transferred" if it has been Duly Offered to Seller 1.

The Parties shall amicably cooperate and exercise reasonable efforts to transfer the Delayed Assets timely to Seller 1 and/or duly instruct the Escrow Agent to make payments as agreed.

For information and demonstration purposes (*zu Beweiszwecken*), Seller 1 and Purchaser shall sign an acceptance protocol pertaining to the transfer of each Delayed Asset transferred to Seller 1 (a "**Delayed Asset Transfer Protocol**") and submit such protocol to the Escrow Agent, reflecting such Delayed Assets having been transferred to Seller 1 as Compensation in Kind. After the Cut-Off-Date, such jointly updated Delayed Asset Transfer Protocol can be used by both Parties to instruct the Escrow Agent to make repayment of funds in escrow to Purchaser, as it provides evidence for joint instruction and for Delayed Assets having been Duly Transferred and therefore per vehicle EUR 70,000 having become repayable to Purchaser.

3.5 With the transfer of any Delayed Asset, Purchaser shall have compensated Seller 1 (solely out of the Escrow Amount) in an amount of EUR 70,000 (in words: seventy thousand euros). Seller 1 agrees that it shall have no further claim against Purchaser in case any Delayed Assets have been Duly Transferred.

As a consequence, Seller 1 shall be compensated by Purchaser in cash from the Escrow Account by such amount, by which, as of the Cut-Off-Date, the sum of Accepted Assets and Duly Transferred Delayed Assets falls short of fifty (50) multiplied by EUR 70,000 (in words: seventy thousand euros) ("**Purchaser Transfer Default**").

Hence, in case December 31, 2022 passes and fewer than twenty-four (24) Delayed Assets have been Duly Transferred to Seller 1, the compensation in cash payable to Seller 1 shall increase accordingly, such increase referred to as "**Additional Cash Compensation**".

Example: In case by January 1, 2023, only the Expected Assets and no additional Delayed Assets have been transferred to Seller 1, Purchaser shall pay to Seller 1 an additional amount of EUR 1,120,000 ((24-8) x EUR 70,000) in cash.

3.6 Other than set forth in this Cancellation Agreement, in case of a Purchaser Transfer Default, there shall be no other remedy or recourse to the benefit of any Seller whatsoever.

3.7 In order to secure to the benefit of Seller 1 the due transfer of the Delayed Assets until the Cut-Off-Date, Purchaser (or Guarantor on its behalf) shall make a payment into the designated escrow account held by the undersigned notary (the "**Escrow Agent**") to the effect that EUR 70.000 are to be paid into escrow for each Delayed Asset, the sum of which amounts to EUR 1,680,000 (24 x EUR 70,000). Such amount in escrow, as reduced from time to time as the case may be by means of any release, is referred to as the "**Escrow Amount**".

The Escrow Agreement as entered into with the undersigned notary as escrow agent is attached as **Exhibit 3.7**.

The Initial Escrow Amount of Euro 1,680,000 shall be immediately made on the date hereof, by (or on behalf of) Purchaser to the following escrow account:

<u>ESCROW AGENT</u>:

Account Holder:	Notary Patrick Arthur Senger
Bank:	Frankfurter Volksbank eG
IBAN:	DE41 5019 0000 8900 0176 94
BIC:	FFVBDEFF

Payment shall be made in euros by wire transfer of immediately available funds, free of bank and other charges

In case of any Purchaser Transfer Default, Sellers shall have no claims against Purchaser or Guarantor or any other party except that Seller 1 is entitled to request payment of EUR 70,000 per truck/asset out of the Escrow Amount in relation to which a Purchaser Transfer Default exists. The maximum claim is therefore the Initial Escrow Amount, payable at the earliest on January 2, 2023.

If and to the extent all Delayed Asset have been Duly Transferred to Seller 1 by the Cut-Off-Date, the Escrow Agent shall release the Escrow Amount to Purchaser on January 2, 2023, whereby any Delayed Asset listed in the Delayed Asset Transfer Protocol is definitely deemed to have been transferred.

If and to the extent Expected Assets have not been Duly Transferred to Seller 1 by the Cut-Off-Date, the Escrow Agent shall not release the Escrow Amount to either Party if Purchaser provides by February 15, 2023, reasonable detailed information on the Expected Asset having been Duly Offered by the Cut-Off-Date.

The Parties are aware that the Escrow Agent – despite the Delayed Assets listed in the Delayed Asset Transfer Protocol - will not be in a position to independently verify whether any Delayed Asset has been Duly Transferred or whether a Purchaser Transfer Default pertains. Therefore, the Escrow Agreement provides for a mechanism by means of which the Escrow Agent is not authorized to make any payments out of the Escrow account to

either Seller 1 or Purchaser, save as under joint instruction or upon a final and binding court ruling.

The Escrow Agent shall release to Purchaser any Escrow Amount which pertains to any Expected Asset which has not been Duly Transferred by the Cut-Off-Date but allegedly Duly Offered only upon (i) joint instructions by Seller 1 and Purchaser or (ii) upon a final and binding court ruling according to which it is stated that (a) the Delayed Asset has been Duly Offered and (b) such asset is not a Material Defect Asset.

3.8 It is understood and agreed between the Parties that such transfer of the Transferable Assets, neither constitutes, nor is it based on, a sale (*Verkauf*) of inventory but rather constitutes the payment of damages (*Schadensersatzleistung*) owed under this Cancellation Agreement. The Parties all take the view that VAT is not applicable to such Compensation in Kind.

3.9 With the fulfillment of Purchaser's and Guarantor's obligations under this Cancellation Agreement to pay the Seller 1 Cash Compensation and Seller 2 Cash Compensation and the Initial Escrow Amount, Sellers herewith confirm (as contract to the benefit of a third party by means of a negative debt declaration – *negatives Schuldanerkenntnis*), and Seller 2 also confirms so in his capacity as managing director of the Group Entities (and on their behalf), that none of them has any claims against the Purchaser, the Guarantor, Affiliates of Guarantor or any (present or former) advisor, employee or officer of any of such persons/entities in connection with the Transaction, the SPA or the cancellation thereof.

Sellers and the Group Entities jointly and severally undertake and procure that no such claims against any such persons shall be raised or purported and, as a precaution (*vorsorglich*), herewith irrevocably waive any such claims they may have against the Purchaser, the Guarantor and their respective Affiliates, advisors, employees and officers. Such waiver is herewith accepted (*Erlassvertrag*).

3.10 With the fulfillment of Purchaser's and Guarantor's obligations under this Cancellation Agreement to pay the Seller 1 Cash Compensation and Seller 2 Cash Compensation and the Initial Escrow Amount, (i) Seller 2 on behalf of the Group Entities agree and (ii) Sellers jointly and severally *(gesamtschuldnerisch)* procure (in each case (i) and (ii) also to the benefit of a third party) that no Group Entity shall raise any claims against Purchaser, Guarantor, Affiliate of Guarantor or any (present or former) advisor, employee or officer (present or former) of any of such persons/entities, in the context of the Transaction, the SPA and the Cancellation thereof.

4. Representation, Indemnity by Purchaser; Covenants

4.1 Purchaser hereby represents to Sellers that

4.1.1 Purchaser is, as at the point in time of the handover of the respective trucks to

Seller 1, the unrestricted legal and beneficial sole owner (*Alleineigentümer*) of all such Transferable Assets; such Transferable Assets are not encumbered with any retention of title rights (*Eigentumsvorbehalte*), liens, pledges, security rights, encumbrances or with any other rights of any third party; Purchaser is free to dispose of the Transferable Assets without violating any legal obligation and/or third party right;

4.1.2 All Transferable Assets have been delivered to Purchaser not before 2021, are left-hand drive vehicles (*Linkslenker*), generally suitable for driving (in particular the engines have not been removed) and comply with Euro VI category.

4.1.3 At the time of the handover, the respective Transferable Assets which are Duly Offered are physically available at Purchaser's business premises in Winschoten.

4.2 Should, as regards any of the Transferable Assets which are today or in the future actually handed over to Seller 1, any of the representations in Section 4.1 be incorrect and Seller 1 is unaware of such incorrectness at the time of the handover, Purchaser shall (i) compensate Sellers for any Loss suffered or incurred which Seller 1 had not suffered or incurred if the representation had been correct; Sections 249 *et seqq.* of the German Civil Code shall apply; and (ii) indemnify and hold harmless (*freistellen*) Sellers from any and against all claims and Loss in this respect.

4.3 All of the above remedies shall be capped at EUR 70.000 in the aggregate per asset/vehicle.

4.4 Purchaser undertakes to hold the Transferable Assets in safe custody on behalf of Seller 1, free of charge, until (however no later than June 30, 2023) they can be transferred to Sellers' business premises in Germany. Effective upon transfer of ownership to the Transferable Assets to Seller 1, Purchaser herewith irrevocably assigns any and all rights that Purchaser has against any third party with respect to the Transferable Assets to Seller 1.

4.5 It is agreed that there shall be no claims or remedies available to any Seller in case any of the Delayed Assets is not Duly Offered to Seller 1 by December 31, 2022. In such case, the Escrow Amount is the sole recourse for Sellers.

5. Indemnity by Sellers

Sellers jointly and severally herewith indemnify Purchaser, the Guarantor and their respective advisors, employees and officers from any claims (*Ansprüchen*), alleged claims, expenses and Loss, which any of them suffers or is exposed to, due to any Third Party bringing or alleging claims in the context of the SPA, the SPA not having closed, and or the Cancellation of the SPA by means of this Cancellation Agreement. For the avoidance of doubt, with respect to such Third Party claim, Section 254 of the German Civil Code

shall apply.

6. Conditions Precedent

This Cancellation Agreement as such is subject to the conditions precedent (*aufschiebende Bedingung*) within the meaning of Section 158 of the German Civil Code (*BGB*) that

(i) Sellers have received the Cash Compensation or, in the alternative (*hilfweise*), Sellers have received from Purchaser evidence of the transfer of the Cash Compensation that Sellers will receive the Cash Compensation no later than October 4, 2022 12:00 noon (CET); and

(ii) the Escrow Agent has received the Initial Escrow Amount or, in the alternative (*hilfweise*), the Escrow Agent has received from Purchaser evidence of the transfer of the Initial Escrow Amount that the Escrow Agent will receive the Cash Compensation no later than October 4, 2022 12:00 noon (CET).

In the event the above conditions precedent are not duly fulfilled by September 30, 2022, 11:59 pm (CET), this Cancellation Agreement shall not become effective and the SPA shall, therefore, remain in full force and effect.

Notwithstanding the foregoing, this Cancellation Agreement is subject to the additional condition precedent (*aufschiebende Bedingung*) within the meaning of Section 158 of the German Civil Code (*BGB*) that (i) Sellers' respective bank accounts as set forth in Section 3.2. have been irrevocably credited in full with the Cash Compensation by October 4, 2022 12:00 noon (CET), and (ii) the Escrow Account has been irrevocably credited in full with the Initial Escrow Amount, whereby each Seller and the Escrow Agent undertake to provide to Purchaser bank statements showing transactions that occurred in their respective accounts on October 4, 2022 prior to 12:00 noon (CET) (or any time thereafter on October 4, 2022).

As far as the Compensation in Kind is concerned, the Submission of the joint Acceptance List by Seller 1 or Seller 2 shall serve as proof that Compensation in Kind has been provided.

7. Profit and Loss Transfer Agreement

7.1 With annex to the notarial deed of Notary Neugebauer, Bernkastel-Kues, UR 1113/2022N, dated July 19, 2022, Orten Betriebs GmbH and Orten Holding GmbH have entered into an agreement to mutually set aside and terminate (the "**July 19 Aufhebungsvereinbarung**") the Profit and Loss Transfer Agreement (*Ergebnisabführungsvertrag*) of November 21, 2019. Such termination would be effective as of October 4, 2022, 24:00 hours. In connection with the Cancellation, there might no longer be the need to terminate the Profit and Loss Transfer Agreement, by way of precaution, Sellers

therefore adopt the following measures:

7.2 Shareholder Meeting of Orten Betriebs GmbH

Seller 2 in his capacity as sole managing director of Orten Holding GmbH being the sole shareholder of Orten Betriebs GmbH, herewith holds a shareholder meeting of Orten Betriebs GmbH, waiving any formal requirements and herewith resolves by means of a shareholder resolution as follows:

> ***The immediate termination of the July 19 Aufhebungsvereinbarung (Notary Neugebauer, Bernkastel-Kues, UR 1113/2022N) is herewith approved. The Ergebnisabführungsvertrag dated November 21, 2019 shall remain unchanged and valid.***

7.3 Shareholder Meeting of Orten Holding GmbH

Seller 2 as the sole shareholder of Orten Holding GmbH herewith holds a shareholder meeting of Orten Holding GmbH, waiving any formal requirements and herewith resolves by means of shareholder resolution as follows:

> ***The immediate termination of the July 19 Aufhebungsvereinbarung (Notary Neugebauer, Bernkastel-Kues, UR 1113/2022N) is herewith approved. The Ergebnisabführungsvertrag dated November 21, 2019 shall remain unchanged and valid.***

7.4 Seller 1 and Orten Betriebs GmbH, represented by Seller 2, herewith set aside and terminate ("*einvernehmlich aufheben*") the "July 19 Aufhebungsvereinbarung" to the effect that the Ergebnisabführungsvertrag remains effective, unchanged and valid. The pending filing request issued by notary Dr. Neugebauer with the commercial registry is consequently to be revoked (*Rücknahme des Eintragungsantrages beim Handelsregister Wittlich HRB 44813*).

Seller 2 confirms that a termination for good cause (*außerordentliche Kündigung*) as envisaged by the SPA has not been issued as of today.

8. Costs

Each Party to this Cancellation Agreement shall cover the costs of its respective advisors. The fees for the notarization of this Cancellation Agreement as well as any costs rising in connection with the escrow, in particular including the fees of the Escrow Agent, shall be covered by the Purchaser.

9. Confidentiality and Press Release

9.1 Save as required by law or by any regulation (such as US stock market disclosures and reporting regulations), rule, or any court, governmental or quasi-governmental authority

or with the prior written consent of the other Parties, each Party shall keep strictly confidential, and no Party shall make any press release or similar public announcement or disclosure about:

a) the existence and the contents of this Cancellation Agreement as well as the SPA and any details of the Transaction; and

b) any information the Parties have received about each other and about the other Party's Affiliates since they commenced talks about the Transaction, to the extent that such information is not known or available to the public, or the respective other Party has not consented to the disclosure of the information.

For the avoidance of doubt, either Party may at any time repeat to any third party the content of the latest regulatory stock market disclosure, upon it having been issued by Hyzon.

9.2 If any disclosure or announcement of confidential matters referred to in Section 9.1 is in the reasonable opinion of a Party required by law or by any regulation, rule or any court, governmental or quasi-governmental authority, such disclosure may be made by the Party but only upon advice of its external or in-house legal counsel and to the extent legally permissible and reasonably possible after having informed the other Parties about the existence of such obligation and the circumstances under which the obligation has been imposed upon it.

9.3 Notwithstanding Section 9.1, Sellers and Purchaser may disclose the existence and content of this Cancellation Agreement, the SPA and the Transaction on a confidential basis to:

a) any direct and indirect shareholders of Seller 1 and Purchaser and their directors, employees, and professional advisors;

b) banks, financial institutions, or other financing sources (including in each case their respective agents) providing financing to the ORTEN Group;

c) banks, financial institutions, or other financing sources (including in each case their respective agents) providing financing to Purchaser and their professional advisors.

9.4 Notwithstanding Section 9.1, Sellers shall also be allowed to inform customers of the Group Entities and other third parties of the cancellation of the SPA in general, without disclosing any details.

9.5 The Parties shall procure that their Representatives comply with the obligations set forth in this Section 9.

9.6 The issuance of any press releases regarding the Cancellation and/or this Cancellation Agreement shall be previously agreed between the Parties. Subject to Sections 9.1 and 9.2, Purchaser may make any disclosures and releases as considered advisable under the respective regulations of any stock and securities exchange.

9.7 The NDA entered into on August 16, 2021, attached as **Exhibit 9.7**, to the benefit of the Company shall remain unchanged and continue to apply.

10. Miscellaneous

10.1 This Cancellation Agreement contains the entire agreement between the Parties thereto with respect to the subject matter hereof and supersedes any previous agreements. Upon payment of the lump sum damage amounts any and all claims against Purchaser and its Affiliates under and in connection with the Transaction and its cancellation are settled.

10.2 None of the Parties may assign, set off or otherwise transfer any rights or claims pursuant to or in connection with this Cancellation Agreement and or the SPA to a third party without the prior written consent of the other Parties.

11. Governing Law and Jurisdiction

11.1 By way of clarification, the Parties confirm their common understanding that this Cancellation Agreement has no closer connection with any state other than the Federal Republic of Germany and, therefore, is governed by, and to be construed in accordance with, the laws of the Federal Republic of Germany, without regard to the principles of conflicts of laws. This Cancellation Agreement is to be interpreted and construed solely in accordance with German law and usage of terminology, including all legal concepts and terms contained in this Cancellation Agreement, the English translations of which may not be identical with the original German terms in their respective legal understanding. Wherever it includes English terms, after which either in the same provision or elsewhere in this Cancellation Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authoritative for the interpretation of the respective provisions.

11.2 As far as an agreement on venue (*Gerichtsstandsvereinbarung*) can be validly entered into between the Parties, the ordinary courts (*ordentliche Gerichte*) in Frankfurt am Main, commercial chamber (*Kammer für Handelssachen*) Germany, shall be exclusively competent for any dispute, controversy or claim arising from or in connection with this Cancellation Agreement as well as the SPA.

12. Severability

If any court of competent jurisdiction holds any provision of this Cancellation Agreement

invalid or unenforceable, the other provisions of this Cancellation Agreement shall remain in full force and effect. The invalid or unenforceable provision shall be deemed to have been replaced by a valid, enforceable and fair provision which comes as close as possible to the intentions of the Parties at the time of the conclusion of this Cancellation Agreement. It is the express intent of the Parties that the validity and enforceability of all other provisions of this Cancellation Agreement shall be maintained and that this Section 12 shall not result in a reversal of the burden of proof (*Beweislastumkehr*) but that Section 139 of the German Civil Code is hereby excluded in its entirety.

Exhibit 3.3a.

Nummer	For Orten	Kom Nr.	Artikelcode	geliefert Fertigungsstart	Ort	Hyzon Kaufpreis	EK ORTEN	Chassisnummer	Beschreibung	Radstand	Typ	Kabine	Chasssis	COC	Schlüsselnummer MEMO	Bmerkungen
1	ORTEN-1	3221116	Econic 2	Geliefert	Winschoten, Papierbaan	115.000,00 €	70.000,00 €	W1T9560341V267597	Mercedes Econic 35271	4.20 Meter	Fahrgestell	Hoge cab	6x2	ja	60	
2	ORTEN-2	3221117	Econic 1	Geliefert	Winschoten, Papierbaan	115.000,00 €	70.000,00 €	W1T9560341V267644	Mercedes Econic 35271	4.20 Meter	Fahrgestell	Hoge cab	6x2	ja	64	
3	ORTEN-3	3221118	Econic 5	Geliefert	Winschoten, Papierbaan	115.000,00 €	70.000,00 €	W1T9560341V267649	Mercedes Econic 35271	4.20 Meter	Fahrgestell	Hoge cab	6x2	ja	62	
4	ORTEN-4	3221119	Econic 4	Geliefert	Winschoten, Papierbaan	115.000,00 €	70.000,00 €	W1T9560341V267656	Mercedes econic 35271	4.20 Meter	Fahrgestell	Hoge cab	6x2	ja	61	
5	ORTEN-5	3221120	Econic 3	Geliefert	Winschoten, Papierbaan	115.000,00 €	70.000,00 €	W1T9560341V267696	Mercedes econic 35271	4.20 Meter	Fahrgestell	Hoge cab	6x2	ja	63	
6	ORTEN-7	3221121	452924	Geliefert	Winschoten, Papierbaan	76.000,00 €	70.000,00 €	XLRAEM3700G416408	D0502553 CF 230 FA	5.10 Meter	Fahrgestell	Day Cab	4x2	ja	65	
7	ORTEN-8	3221122	452923	Geliefert	Winschoten, Papierbaan	76.000,00 €	70.000,00 €	XLRAEM3700G416429	D0502553 CF 230 FA	5.10 Meter	Fahrgestell	Day Cab	4x2	ja	59	
8	ORTEN-9	3221123	486401	Geliefert	Winschoten, Papierbaan	86.500,00 €	70.000,00 €	XLRAEM4100G389514	D0527915 CF 340 FA	4.90 Meter	Fahrgestell	day cab	4x2	ja	32	
9	ORTEN-10	3221124	486399	Geliefert	Winschoten, Papierbaan	86.500,00 €	70.000,00 €	XLRAEM4100G389525	D0527915 CF 340 FA	4.90 Meter	Fahrgestell	day cab	4x2	ja	38	
10	ORTEN-11	3221125	486397	Geliefert	Winschoten, Papierbaan	86.500,00 €	70.000,00 €	XLRAEM4100G389537	D0527915 CF 340 FA	4.90 Meter	Fahrgestell	day cab	4x2	ja	39	
11	ORTEN-12	3221126	486396	Geliefert	Winschoten, Papierbaan	86.500,00 €	70.000,00 €	XLRAEM4100G389587	D0527915 CF 340 FA	4.90 Meter	Fahrgestell	day cab	4x2	ja	31	
12	ORTEN-13	3221127	486398	Geliefert	Winschoten, Papierbaan	86.500,00 €	70.000,00 €	XLRAEM4100G389605	D0527915 CF 340 FA	4.90 Meter	Fahrgestell	day cab	4x2	ja	33	
13	ORTEN-16	3221128	468672	Geliefert	Winschoten, Papierbaan	96.000,00 €	70.000,00 €	XLRASM4100G400549	D0518376 CF 340 FAN	4.20 Meter	Fahrgestell	Day Cab	6x2	ja	52	
14	ORTEN-17	3221129	468673	Geliefert	Winschoten, Papierbaan	96.000,00 €	70.000,00 €	XLRASM4100G402139	D0518376 CF 340 FAN	4.20 Meter	Fahrgestell	Day Cab	6x2	ja	53	
15	ORTEN-18	3221130	466836	Geliefert	Winschoten, Papierbaan	89.500,00 €	70.000,00 €	XLRTEM4100G380729	D0508285 CF 370 FT	3.80 Meter	Zugmaschine	Space cab	4x2	ja	6	
16	ORTEN-19	3221131	466837	Geliefert	Winschoten, Papierbaan	89.500,00 €	70.000,00 €	XLRTEM4100G380912	D0508285 CF 370 FT	3.80 Meter	Zugmaschine	Space cab	4x2	ja	5	
17	ORTEN-26	3221135	468687	Geliefert	Winschoten, Papierbaan	89.000,00 €	70.000,00 €	XLRTEM4100G387753	D0502553 CF 450 FT SC	4.00 Meter	Zugmaschine	Sleeper Cab	4x2	ja	18	
18	ORTEN-27	3221136	468688	Geliefert	Winschoten, Papierbaan	89.000,00 €	70.000,00 €	XLRTEM4100G387877	D0502553 CF 450 FT SC	4.00 Meter	Zugmaschine	Sleeper Cab	4x2	ja	1	
19	ORTEN-28	3221137	486538	Geliefert	Winschoten, Papierbaan	89.000,00 €	70.000,00 €	XLRTEM4100G388405	D0527895 CF 450 FT	4.00 Meter	Zugmaschine	sleeper cab	4x2	ja	21	Steuergerät fehlt
20	ORTEN-29	3221138	486539	Geliefert	Winschoten, Papierbaan	89.000,00 €	70.000,00 €	XLRTEM4100G388421	D0527895 CF 450 FT	4.00 meter	Zugmaschine	sleeper cab	4x2	ja	34	
21	ORTEN-38	3221139	486542	Geliefert	Winschoten, Papierbaan	89.000,00 €	70.000,00 €	XLRTEM4100G388744	D0527895 CF 450 FT	4.00 meter	Zugmaschine	sleeper cab	4x2	ja	4	
22	ORTEN-39	3221140	452713	Geliefert	Winschoten, Papierbaan	88.000,00 €	70.000,00 €	XLRTEM4100G388784	D0502553 CF 450 FT SC	4.00 Meter	Zugmaschine	Sleeper Cab	4x2	ja	16	
23	ORTEN-42	3221141	452708	Geliefert	Winschoten, Papierbaan	84.000,00 €	70.000,00 €	XLRTEM4100G390194	D0502553 CF 450 FT DC	3.80 Meter	Zugmaschine	Day Cab	4x2	ja	22	
24	ORTEN-43	3221142	452714	Geliefert	Winschoten, Papierbaan	88.000,00 €	70.000,00 €	XLRTEM4100G390754	D0502553 CF 450 FT SC	4.00 Meter	Zugmaschine	Sleeper Cab	4x2	ja	30	
25	ORTEN-45	3221143	3000.00001.530	Geliefert	Winschoten, Papierbaan	119.750,00 €	70.000,00 €	XLRTSH4300G366995	XF 530 FTN D0403381		Zugmaschine	Space cab	6x2	im Zulauf	45	[illegible]
26	ORTEN-6	3221144	452691	Geliefert	Winschoten, Papierbaan	68.500,00 €	70.000,00 €	XLRAEL2700L514952	D0502556 LF 230 FA	3.80 Meter	Fahrgestell	Day Cab	4x2	im Zulauf	28	
	Summe					2.423.750,00 €	1.820.000,00 €									

VR HR

Filter - FZ im Zulauf

For Orten	Artikelcode	Geliefert / Fertigungsstart	Ort	Voorraad	PO nummer	Hyzon Kaufpreis	Chassisnummer	Beschreibung
ORTEN-14	727999	2022 43	Bestellt, Vorfertigung	567360	PO02152	95,800.00		DXS40918 CF 450 FT
ORTEN-15	668299	2022 45	Bestellt, Vorfertigung	566620	PO00932	94,500.00		DXS40897 CF 450 FT
ORTEN-24	668834	2022 38	Bestellt, Vorfertigung	567700	PO01668	95,775.00		DXS40895 CF 450 FT
ORTEN-25	668835	2022 38	Bestellt, Vorfertigung	567710	PO01669	95,775.00		DXS40895 CF 450 FT
ORTEN-31	668836	2022 38	Bestellt, Vorfertigung	567720	PO01670	95,775.00		DXS40895 CF 450 FT
ORTEN-32	668837	2022 38	Bestellt, Vorfertigung	567730	PO01671	95,775.00		DXS40895 CF 450 FT
ORTEN-33	668838	2022 38	Bestellt, Vorfertigung	567740	PO01672	95,775.00		DXS40895 CF 450 FT
ORTEN-34	668839	2022 38	Bestellt, Vorfertigung	567750	PO01673	95,775.00		DXS40895 CF 450 FT

For Orten	Radabstand	Typ	Motor	Motor Status	Kabine	Chassis	[illegible]	Übersetzung	Typ. Bezeichnung	Getriebe	Reductie	Gewicht	Schlüsselnummer Marke
ORTEN-14	4.00 meter	Zugmaschine	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-15	4.00 meter	Zugmaschine	MX-11	Eingebaut	Day Cab	4x2	385/65 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-24	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-25	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-31	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-32	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-33	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	
ORTEN-34	4.00 meter	trekker	MX-11	Eingebaut	Day Cab	4x2	385/55 R 22.5	4.11:1	13,00 t, luchtvering, SR1344	Traxon 12TX2210 DD	16.69 - 1.00	8,00 t, paraboolvering, 163N	

Exhibit 3.36

VR HR

Exhibit 3.7

Escrow Agreement

a m o n g

1. **Orten Holding GmbH**, a limited liability company (*Gesellschaft mit beschränkter Haftung*) incorporated under the laws of Germany, having its registered seat at Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Wittlich under HRB 21680

- hereinafter referred to as "**Seller 1**" -

2. **Hyzon Motors Europe B.V.**, a limited liability company (*Besloten Vennootschap met beperkte aansprakelijkheid*) incorporated under the laws of the Netherlands, having its registered seat at Papierbahn 3, 9672 BG Winschoten and its business address at Produktieweg 2, 9601 MA Hoogezand, the Netherlands, registered with the commercial register (*Kamer van Koophandel*) under KVK 78536677

- hereinafter referred to as "**Purchaser**" -

- jointly with Seller 1 as the "**Parties**", each a "**Party**" -

a n d

3. Mr. Notary **Patrick Arthur Senger** with official residence (*Amtssitz*) in Frankfurt am Main, with business address at Rodenburg Senger, Hamburger Allee 26-28, 60486 Frankfurt am Main, Germany

- the "**Escrow Agent**" -

Recitals

On June 10, 2022, Seller 1 and Purchaser entered into a Share Purchase and Transfer Agreement, notarial deed No. 2453/2022 S of the Notary Patrick Arthur Senger in Frankfurt am Main (the **"SPA"**).

On September 29, 2022, the Parties entered into a Mutual Cancellation Agreement, notarial deed No. ____/2022 S of the Notary Patrick Arthur Senger in Frankfurt am Main (the **"Agreement")**. Among other provisions in the Agreement, the Parties agreed in Section 3.7 of the Agreement to establish an escrow account and to enter into an escrow agreement. The Parties and the Escrow Agent hereby on this 29th day of September, 2022, desire to set forth their respective rights and duties with respect to such escrow.

1. Appointment of Escrow Agent; Escrow Account

1.1 The Parties hereby appoint the Escrow Agent and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth below.

1.2 Immediately on the date hereof the Purchaser or any third party on its behalf shall pay EUR 1,680,000 (in words: one million six hundred eighty thousand euros; the "**Escrow Amount**") into the following account in accordance with Section 3.7 of the Agreement as designated and established by the Escrow Agent in his own name but for the benefit of the Parties (the "**Escrow Account**"):

Account Holder: Notary Public Patrick Arthur Senger
Bank: Frankfurter Volksbank eG
IBAN: DE41 5019 0000 8900 0176 94
BIC: FFVBDEFF

1.3 The Escrow Agent shall confirm without undue delay the receipt of the Escrow Amount by means of message in textform to each Seller and Purchaser, whereas the Escrow Agent shall send the message to the email addresses set forth in Section 20.5 of the SPA.

2. Escrow Term

The Escrow Agent shall maintain the Escrow Account and the Escrow Amount, subject to Section 6 of this Escrow Agreement, until January 2, 2023 (the "**Escrow Term**"); *provided, however*, if and to the extent Expected Assets have not been Duly Transferred to Seller 1 until the Cut-Off-Date the Escrow Agent shall not release the Escrow Amount to either Party if Purchaser provides until February 15, 2023, reasonable detailed

information on the Expected Asset having been Duly Offered until the Cut-Off-Date pursuant to the provisions of the Agreement.

3. Purpose of the Escrow Account; Interest

3.1 Each Seller and Purchaser accepts and acknowledges that the Escrow Amount shall serve as security to the benefit of Seller 1 for the due transfer of the Delayed Assets until the Cut-Off-Date within the meaning of the Agreement.

3.2 Any interest accruing on the Escrow Amount shall accrue to the benefit of Seller 1.

4. Escrow Agent

4.1 The Escrow Agent shall hold and safeguard the Escrow Amount held in the Escrow Account during the Escrow Term, treat such Escrow Amount as trust funds in accordance with the terms of this Escrow Agreement and shall hold and disburse the Escrow Amount only in accordance with the terms of this Escrow Agreement or the joint instructions of Seller 1 and Purchaser, which require written form.

4.2 In no event will the Escrow Agent be required to transfer to Seller 1 and Purchaser an aggregate amount in excess of the Escrow Amount (plus interest, if any).

4.3 Each Seller and Purchaser accepts and acknowledges that the Escrow Agent will not be required to decide any disputes or controversies arising between the Parties regarding the subject matter of this Escrow Agreement, the Agreement, or the respective terms or conditions of each nor to take any action with respect to them. The Escrow Agent may continue to hold the Escrow Amount until any dispute or controversy among the Parties has been resolved by a final non-appealable legal proceeding or upon the Parties providing the Escrow Agent, to his satisfaction, a written settlement among the Parties.

4.4 If the Escrow Agent receives instructions or requests from at least one of the Parties which, in the Escrow Agent's opinion, are not in accordance with this Escrow Agreement or the Agreement, or if the Escrow Agent is uncertain whether he should comply with the instruction or request, the Escrow Agent may refuse to carry out the instruction or request until it receives a joint instruction from all the Parties or is required by final judgment to pay out in accordance with the instruction or request. The Escrow Agent shall also be entitled to issue a notarial preliminary order (*notarieller Vorbescheid*) and to communicate it to the Parties. The Escrow Agent shall not be liable for any failure to

follow or delay in following such instructions or requests if the Escrow Agent had reasonable grounds to believe that the requirements of this Section 4.4 were met.

4.5 The Escrow Agent shall have only such duties, obligations and tasks being expressly stated in this Escrow Agreement and shall have no other (implied) duties, obligations or tasks except those arising under mandatory applicable law.

4.6 The Escrow Agent shall not be liable or responsible for any loss or damage arising out of anything done or omitted to be done by him in accordance with the provisions of this Escrow Agreement or the Agreement or in relation to the administration of the Escrow Account or the disbursement of the Escrow Amount unless and to the extent that he has acted with gross negligence or wilful misconduct.

4.7 The Escrow Agent declares that he has not carried out a tax audit, and the Seller 1 and the Purchaser each declare individually and independently of each other that this is neither desired nor required on the basis of other tax advice. The Escrow Agent declares that he must provide the bank holding the Escrow Account with information in accordance with Germany's Money Laundering Act.

5. Disbursement of Escrow Amount to Seller and/or Purchaser

5.1 The Escrow Agent shall release to Purchaser any Escrow Amount which pertains to any Expected Asset which has not been Duly Transferred by the Cut-Off-Date but allegedly Duly Offered only upon (i) joint instructions by Seller 1 and Purchaser or (ii) upon a final and binding court ruling according to which it is stated that (a) the Delayed Asset has been Duly Offered and (b) such asset is not a Material Defect Asset within the meaning of the Agreement.

5.2 The Escrow Agent shall release to Seller 1 any Escrow Amount only upon (i) joint instructions by Seller 1 and Purchaser or (ii) upon a final and binding court ruling according to which it is stated that (a) the Delayed Assets has not been Duly Offered or (b) if such asset was Duly Offered it is a Material Defect Asset within the meaning of the Agreement.

5.3 The Escrow Agent shall disburse funds from the Escrow Account due to Purchaser under this Escrow Agreement to the following bank account (or to such other bank account as Purchaser may notify to the Escrow Agent in writing):

Account Holder:	Hyzon Motors Europe B.V.
Bank:	Citi
IBAN:	NL 94 CITI 203 231 2484
BIC:	203 231 2484

5.4 The Escrow Agent shall disburse any funds from the Escrow Account due to Seller 1 under this Escrow Agreement to the following bank account (or to such other bank account as Seller 1 may notify to the Escrow Agent in writing):

Account Holder:	Orten Holding GmbH
Bank:	Vereinigte Volksbank Raiffeisenbank eG
IBAN:	DE44 5606 1472 0005 1405 98
BIC:	GENODED1WTL

6. Investment of Escrow Amount

During the Escrow Term, the Escrow Agent shall be entitled, but not be required, to invest and reinvest any funds in the Escrow Amount as a monthly time deposit (*Monatsfestgeld*). The decision of the Escrow Agent whether to invest and reinvest shall exclusively be subject to the discretion of the Escrow Agent. Any investment earnings and income on the Escrow Amount shall become part of the Escrow Amount, and shall be disbursed in accordance with this Escrow Agreement, as applicable. The Escrow Agent shall have the right to liquidate any investments in which the Escrow Amount is held to provide funds necessary to make any disbursement to Purchaser and Seller 1 as required hereunder.

7. Fees and Costs for Escrow Account and Escrow Agent

The Purchaser shall pay all fees and costs required by the Escrow Agent or the corresponding bank.

8. Notices

Except as specifically set forth in Section 1.3, any notice or other communication required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been given if delivered in person, sent by courier service, or by registered mail. Section 20.5 of the SPA shall apply respectively as regards any notices, letters and communication between the Seller and the Purchaser.

9. Miscellaneous

9.1 In the event of any inconsistency between the provisions of the Agreement and the Escrow Agreement, the Escrow Agent shall be governed exclusively by the provisions of the Escrow Agreement.

9.2 If any court of competent jurisdiction holds any provision of this Escrow Agreement invalid or unenforceable, the other provisions of this Escrow Agreement shall remain in full force and effect. The invalid or unenforceable provision shall be deemed to have been replaced by a valid, enforceable and fair provision that comes as close as possible to the intentions of the Parties at the time of the conclusion of this Escrow Agreement.

9.3 Unless notarization is required, the Parties may mutually agree to amend or cancel this Escrow Agreement at any time by jointly submitting such properly executed amendment or cancellation to the Escrow Agent in writing. In case of an amendment of the Escrow Agreement agreed by the Parties without the Escrow Agent's consent, the Escrow Agent shall be entitled to resign his appointment as Escrow Agent with six (6) weeks' written notice to the Seller 1 and the Buyer. In the event of such resignation, the Escrow Agent shall pay the Escrow Amount in accordance with a joint instruction of Seller 1 and Purchaser.

9.4 Each Party may assign its rights under this Escrow Agreement to a third party only with the advance written consent of the other Party.

9.5 This Escrow Agreement is governed by the substantive and procedural laws of the Federal Republic of Germany.

9.6 The ordinary courts (*ordentliche Gerichte*) in Frankfurt am Main, commercial chamber (*Kammer für Handelssachen*) Germany, shall be exclusively competent for any dispute, controversy or claim arising from or in connection with this Escrow Agreement. The rules of professional conduct being binding for the Escrow Agent (especially but not limited to *BeurkG*, *BNotO*) shall remain unaffected.

Orten Holding GmbH:

By: ____________________________

Its: ____________________________

____

Robert Orten

Hyzon Motors Europe B.V.:

By: ____________________________

Parker Meeks

Its: Director

By: ____________________________

Carl Holthausen

Its: Director

Escrow Agent:

____

Patrick Arthur Senger

Notary

Exhibit 3.7

ProventisPartners.

NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

between

Proventis Partners GmbH

Prinz-Ludwig-Str. 7

80333 Munich

Germany

- hereinafter "Proventis" or "Party" -

and

Hyzon Motors USA Inc.

475 Quaker Meeting House Road

Honeoye Falls, NY 14472

U.S.A.

- hereinafter "Recipient" or "Party" -

This document is strictly confidential. The information is intended only for the person or organization to which it is addressed. Any dissemination, even partly, is prohibited.

Preamble

The Orten Group (the "Company") consists pro forma of Orten Betriebs GmbH and Orten Electric-Trucks GmbH. Orten Betriebs GmbH includes the subsidiaries Orten Fahrzeugbau GmbH, Christophorus Nutzfahrzeuge GmbH and GeBoKit GmbH. The shareholder of the Orten Group intends to sell up to 100% of the shares of the Group ("Potential Transaction").

Proventis Partners ("Proventis") has been mandated by the shareholders, Orten Holding GmbH and Mr. Robert Orten ("Orten"), as exclusive M&A advisor to assist in the sale of Orten Group. As such, it may be beneficial and necessary for Proventis and Orten to disclose to the Recipient information relating to the Company that is considered confidential and proprietary ("Purpose").

§ 1 Subject of contract

§ 1.1 The Recipient is aware that the Confidential Information has not previously been known or accessible, either in its entirety or in its details, and therefore is of economic value, and is protected by the Company by appropriate confidentiality measures. The company has a legitimate interest in keeping it confidential. The Recipient commits itself to keep all Confidential Information – as defined in § 2 concerning the Proposed Transaction – strictly confidential to third parties or authorities and not to use it for any other purpose than to examine, prepare and accomplish the Proposed Transaction.

§ 1.2 If the Recipient becomes legally obligated to disclose any of the Confidential Information to third parties or authorities, the Recipient shall notify Proventis in writing upon being himself notified of this obligation in order to coordinate further procedures.

§ 2 Confidential Information

§ 2.1 **"Confidential Information"** for the purposes of this Agreement shall mean all information about the following:

- the fact that the Recipient knows about the Proposed Transaction;
- the fact that the Recipient is in contact with Proventis regarding the Proposed Transaction;
- the status quo in respect of the Proposed Transaction, in particular details of the Proposed Transaction as well as
- all information and documents and all specifications, financial information, business plans and analyses, product and service concepts and configurations, test results, designs, know-how and other IP rights, marketing proposals, computer programs or code documentation about the Company, the Company's subsidiaries and its operations which are marked as confidential, and which has been assigned to the Recipient by either Proventis, Proventis' employees, by Proventis authorized third parties or Orten directly.

§ 2.2 Confidential Information does not include information that

- is stated explicitly as non-confidential;
- is now available to the public, or during discussions or negotiations becomes generally available to the public through no fault or breach of this Agreement on the part of the Recipient, its employees or advisors;
- the Recipient has rightfully in his possession, without an obligation of confidentiality prior to disclosure hereunder or learn during the discussions without violation of confidentiality, laws or rulings, and the Recipient can demonstrate this;
- has been passed on to the Recipient by any third party on a non-confidential basis, except where the Recipient was aware or must have been aware that the third party has acted in violation of any confidentiality agreement.

§ 3 Obligations of the Recipient

§ 3.1 Recipient commits itself to:

- using the Confidential Information only for purposes of examining, preparing and executing the Proposed Transaction and will disclose the Confidential Information solely to management and those employees,

agents and representatives of the Recipient having a need to know it and are involved in the examination, preparation and execution of the Proposed Transaction. All rights related to the Confidential Information retain with the Company (including copyright and the right to apply for industrial property rights, such as patents, utility models, mask work protection etc.);

- prior to making Confidential Information available to other parties and advisors engaged in the course of evaluating and arranging the Proposed Transaction the Recipient shall be obliged to inform any such persons of the obligation of confidentiality existing under this Agreement. The recipient guarantees the adherence of the aforementioned persons to the restrictions as set forth herein;
- using the released Confidential Information only for the purposes described herein, in particular not to use the Confidential Information for competition purposes and to keep it in strict confidence, and not make it available to third parties or make it public,
- not, on his own behalf or on behalf of other legal entities controlled directly or indirectly by you or on behalf of agents, from the signing date of this Confidentiality Agreement and for a period of two (2) years after the completion or termination of the Proposed Transaction, solicit or cause to be solicited the employment or hire of any employee or officer of the Company involved in the Proposed Transaction. In the event of any solicitation, you agree on a penalty payment amounting to two annual gross salaries of the respective person.
- secure the Confidential Information against unauthorized access by third parties by means of appropriate confidentiality measures and to comply with the statutory and contractual provisions on data protection when processing the Confidential Information. This also includes state-of-the-art appropriate technical and organizational measures (Art. 32 DS-GVO (Datenschutz-Gesetzverordnung, the German GDPR)) and the obligation of employees to maintain confidentiality and comply with data protection (Art. 28 para. 3 lit. b DS-GVO).

§ 3.2 Upon written request, the Recipient will destroy all received documents, records and copies thereof containing Confidential Information and to confirm the destruction by written notification. This is not true for system backups created by automatic IT systems. In case of legal obligation, the Recipient is allowed to keep a copy of the Confidential Information.

§ 3.3 The same is true for all copies and other records which the Recipient, its employees, consultants or other third parties have made of written Confidential Information, documents and record carrier.

§ 3.4 The obligation regarding § 3 (1-3) shall not be ended by conclusive termination of the discussions and restitution or destruction of Confidential Information and documents.

§ 4 Period of validity

The obligations undertaken by the Recipient under this Agreement are valid for a period of 36 (thirty six) months from the Date of Execution of this Agreement.

§ 5 Law and jurisdiction

§ 5.1 This Agreement shall be governed and constructed in accordance with the law of the Federal Republic of Germany. Legal domicile for all claims arising from the legal relationship on which this Agreement is based in Munich, Germany.

§ 5.2 Any waiver by either Party of any default or breach of the other Party must be in writing, and shall not be deemed or construed to be a waiver of any subsequent default or breach.

§ 5.3 Neither Party has an obligation under this Agreement to enter into the Proposed Transaction or any other transactions or business with the other Party. No person gives a warranty or makes any representation as to the accuracy or otherwise of the Confidential Information, save as may subsequently be explicitly agreed.

§ 5.4 Each Party acknowledges that it has full power and authority to enter into and perform this Confidentiality Agreement and that the undersigned individuals have the legal right to represent the relevant Party.

§ 6 Severability clause

Should any condition of this Agreement be rendered or declared invalid, whether in entirety or in part, this does not invalidate the remaining portions thereof. Instead of the ineffective condition a different one will be valid which is legally permissible, and which most closely resembles the meaning and economic purpose expressed in the redundant condition. The same shall apply mutatis mutandis in case of contractual loopholes.

Signatures follow on separate page

ProventisPartners.

For Recipient

Place/Date of Execution August 16th, 2021

Name: Parker Mellin
Function: Chief Strategy Officer

For Proventis

Munich, 20th of July 2021

Pierre André Schneider
Partner

Vollmacht

Power of Attorney

Die unterzeichnende

The undersigned

Orten Holding GmbH

mit Sitz in Bernkastel-Kues, eingetragen im Handelsregister des Amtsgerichts Wehlen unter HRB 21680,

domiciled in Bernkastel-Kues, Germany, registered with the commercial register of the local court of Wittlich under HRB 21680

(die „**Vollmachtgeberin**")

(the "**Principal**")

beauftragt und bevollmächtigt hiermit die folgenden Rechtsanwälte

hereby instructs and authorizes the following attorneys-at-law

Dr. Thomas Lazarus
Ina von Raven
Dr. Peter Stainer
Thomas Schrotberger

jeweils geschäftsansässig

each with business address at

c/o LPA-GGV
WestendGate
Hamburger Allee 2-4
D-60486 Frankfurt am Main

(die „**Bevollmächtigten**", jede/jeder ein „**Bevollmächtigter**")

(the "**Authorized Persons**", each an "**Authorized Person**")

jeweils einzeln und unabhängig voneinander,

each of them individually and independently of each other

die Vollmachtgeberin bei und im Zusammenhang mit der Aufhebung und Rückabwicklung des am 10. Juni 2022 zwischen der Vollmachtgeberin, Herrn Robert Orten, der Hyzon Motors Europe B.V. und der Hyzon Motors Inc. geschlossenen notariellen Anteilskauf- und -übertragungsvertrags (*Share Purchase*

to represent the Principal in connection with the cancellation and unwinding of the notarial Share Purchase and Transfer Agreement regarding Orten Betriebs GmbH and Orten Electric-Trucks GmbH, concluded on June 10, 2022 by and between the Principal, Mr. Robert Orten, Hyzon Motors Europe B.V. und Hyzon

and Transfer Agreement) betreffend die Anteile an der Orten Betriebs GmbH und der Orten Electric-Trucks GmbH, einschließlich aller Anlagen und Anhänge hierzu (Urkunden des Notar Patrick Arthur Senger, Frankfurt am Main, UVZ-Nrn. 2452/2022 S und 2453/2022 S) vollumfänglich zu vertreten, insbesondere eine entsprechende notarielle Aufhebungsvereinbarung (*Cancellation Agreement*) zu verhandeln, abzuschließen, zu vollziehen und/oder zu ändern.

Motors Inc., including any annexes and exhibits thereto (deeds of the Notary Patrick Arthur Senger, Frankfurt am Main, deed register numbers 2452/2022 S und 2453/2022 S), in particular to negotiate, conclude, consummate and/or amend a notarial cancellation agreement.

Die Vertretungsbefugnis des Bevollmächtigten umfasst auch Verhandlung, Abschluss und/oder Änderung von etwaigen Nebenvereinbarungen und aller sonstigen Verträge in diesem Zusammenhang.

The power of representation of the Authorized Person shall also comprise the negotiation, execution and/or amendment of any ancillary agreements, if any, as well as any other agreements in this context.

Der Bevollmächtigte ist beauftragt und ermächtigt,

a. Alle im Zusammenhang mit den vorstehenden Angelegenheiten und/oder Rechtshandlungen erforderlichen Erklärungen abzugeben und entgegenzunehmen sowie alle sonstigen Handlungen vorzunehmen, die in diesem Zusammenhang unmittelbar oder mittelbar erforderlich, angemessen oder hilfreich sind oder die der Bevollmächtigte nach seinem jeweiligen freien Ermessen als erforderlich, angemessen oder hilfreich ansieht;

b. alle Handlungen vorzunehmen, alle formellen Voraussetzungen oder Bedingungen herbeizuführen und alle Erklärungen abzugeben oder entgegenzunehmen, die er im Zusammenhang mit den oben genannten

The Authorized Person is instructed and authorized

a. to make and receive all declarations required in connection with the aforementioned matters and/or legal acts as well as to take any other actions that are, or which the Authorized Person, at his/her sole discretion, deems to be, directly or indirectly, required, reasonable or helpful in this context;

b. to take all measures, to fulfil all formal requirements or conditions and to make or receive all declarations which, in the absolute discretion of the Authorized Person, are necessary or expedient in connec-

Angelegenheiten oder Rechtshandlungen für notwendig oder zweckdienlich erachtet, insbesondere auch Erklärungen, Anmeldungen oder Anzeigen gegenüber allen Behörden, Gerichten, Notaren, Handelsregistern, anderen öffentlichen Registern und natürlichen oder juristischen Personen;

tion with any of the matters or legal acts referred to above, in particular notifications, applications for registration and statements *vis-à-vis* any authorities, courts, notaries, commercial registers, other public registers, natural persons or legal entities;

c. diese Vollmacht teilweise, einmalig und/oder mehrmalig auszunutzen, auch zum Zwecke der Änderung, Ergänzung oder Aufhebung von Erklärungen, die bereits unter Verwendung dieser Vollmacht abgegeben wurden.

c. to make use of this Power of Attorney in part and/or more than once, also in order to modify, supplement or amend declarations or statements already made under this Power of Attorney.

Die Bevollmächtigten sind – jeweils einzeln – von den Beschränkungen des § 181 BGB in vollem Umfang befreit und befugt, Untervollmacht an Dritte ihrer Wahl in gleichem Umfang zu erteilen.

The Authorized Persons – each of them individually – are fully exempt from the restrictions imposed by Section 181 of the German Civil Code and authorized to grant sub-power of attorney to third parties at their own discretion and within the scope of this Power of Attorney

Im Zweifel soll diese Vollmacht weit ausgelegt werden, damit stets der von ihr verfolgte wirtschaftliche Zweck erreicht werden kann.

In case of doubt, this Power of Attorney shall be broadly interpreted so as to ensure that its economic purpose is achieved at all times.

Die Haftung der Bevollmächtigten beschränkt sich auf Vorsatz und grobe Fahrlässigkeit.

The liability of the Authorized Persons shall be limited to willful misconduct and gross negligence.

Eine Haftung der Bevollmächtigten für Bestand und Umfang dieser Vollmacht ist ausgeschlossen.

The Authorized Persons shall not be liable for the existence and scope of this Power of Attorney

Diese Vollmacht unterliegt deutschem Recht, unter Ausschluss des Kollisions-

This Power of Attorney is governed by German law except for its conflict of law

rechts.

Die deutsche Fassung dieser Vollmacht ist maßgeblich. Die englische Fassung ist eine Übersetzung zu reinen Informationszwecken.

provisions.

The German language version of this Power of Attorney shall prevail. The English language version is a convenience translation for information purposes only.

Im Namen der

In the name and on behalf of

Orten Holding GmbH

Bernkastel-Kues, 18 September 2022

Robert Orten
Geschäftsführer

Vollmacht

Power of Attorney

Der unterzeichnende

The undersigned

Robert Orten

geboren am 8. Juli 1954, wohnhaft Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues,

born on July 8, 1954, residing at Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues, Germany

(der „**Vollmachtgeber**")

(the "**Principal**")

beauftragt und bevollmächtigt hiermit die folgenden Rechtsanwälte

hereby instructs and authorizes the following attorneys-at-law

Dr. Thomas Lazarus
Ina von Raven
Dr. Peter Stainer
Thomas Schrotberger

jeweils geschäftsansässig

each with business address at

c/o LPA-GGV
WestendGate
Hamburger Allee 2-4
D-60486 Frankfurt am Main

(die „**Bevollmächtigten**", jede/jeder ein „**Bevollmächtigter**")

(the "**Authorized Persons**", each an "**Authorized Person**")

jeweils einzeln und unabhängig voneinander,

each of them individually and independently of each other

den Vollmachtgeber bei und im Zusammenhang mit der Aufhebung und Rückabwicklung des am 10. Juni 2022 zwischen dem Vollmachtgeber, der Orten Holding GmbH, der Hyzon Motors Europe B.V. und der Hyzon Motors Inc. geschlossenen notariellen Anteilskauf- und -übertragungsvertrags (*Share Purchase and Transfer Agreement*) betreffend die

to represent the Principal in connection with the cancellation and unwinding of the notarial Share Purchase and Transfer Agreement regarding Orten Betriebs GmbH and Orten Electric-Trucks GmbH, concluded on June 10, 2022 by and between the Principal, Orten Holding GmbH, Hyzon Motors Europe B.V. und Hyzon Motors Inc., including any annex-

Anteile an der Orten Betriebs GmbH und der Orten Electric-Trucks GmbH, einschließlich aller Anlagen und Anhänge hierzu (Urkunden des Notar Patrick Arthur Senger, Frankfurt am Main, UVZ-Nrn. 2452/2022 S und 2453/2022 S) vollumfänglich zu vertreten, insbesondere eine entsprechende notarielle Aufhebungsvereinbarung (*Cancellation Agreement*) zu verhandeln, abzuschließen, zu vollziehen und/oder zu ändern.

es and exhibits thereto (deeds of the Notary Patrick Arthur Senger, Frankfurt am Main, deed register numbers 2452/2022 S und 2453/2022 S), in particular to negotiate, conclude, consummate and/or amend a notarial cancellation agreement.

Die Vertretungsbefugnis des Bevollmächtigten umfasst auch Verhandlung, Abschluss und/oder Änderung von etwaigen Nebenvereinbarungen und aller sonstigen Verträge in diesem Zusammenhang.

The power of representation of the Authorized Person shall also comprise the negotiation, execution and/or amendment of any ancillary agreements, if any, as well as any other agreements in this context.

Der Bevollmächtigte ist beauftragt und ermächtigt,

a. Alle im Zusammenhang mit den vorstehenden Angelegenheiten und/oder Rechtshandlungen erforderlichen Erklärungen abzugeben und entgegenzunehmen sowie alle sonstigen Handlungen vorzunehmen, die in diesem Zusammenhang unmittelbar oder mittelbar erforderlich, angemessen oder hilfreich sind oder die der Bevollmächtigte nach seinem jeweiligen freien Ermessen als erforderlich, angemessen oder hilfreich ansieht;

b. alle Handlungen vorzunehmen, alle formellen Voraussetzungen oder Bedingungen herbeizuführen und alle Erklärungen abzugeben oder entgegenzunehmen, die er im Zusammenhang mit den oben genannten Angelegenheiten oder Rechtshand-

The Authorized Person is instructed and authorized

a. to make and receive all declarations required in connection with the aforementioned matters and/or legal acts as well as to take any other actions that are, or which the Authorized Person, at his/her sole discretion, deems to be, directly or indirectly, required, reasonable or helpful in this context;

b. to take all measures, to fulfil all formal requirements or conditions and to make or receive all declarations which, in the absolute discretion of the Authorized Person, are necessary or expedient in connection with any of the matters or legal

lungen für notwendig oder zweckdienlich erachtet, insbesondere auch Erklärungen, Anmeldungen oder Anzeigen gegenüber allen Behörden, Gerichten, Notaren, Handelsregistern, anderen öffentlichen Registern und natürlichen oder juristischen Personen;

acts referred to above, in particular notifications, applications for registration and statements *vis-à-vis* any authorities, courts, notaries, commercial registers, other public registers, natural persons or legal entities;

c. diese Vollmacht teilweise, einmalig und/oder mehrmalig auszunutzen, auch zum Zwecke der Änderung, Ergänzung oder Aufhebung von Erklärungen, die bereits unter Verwendung dieser Vollmacht abgegeben wurden.

c. to make use of this Power of Attorney in part and/or more than once, also in order to modify, supplement or amend declarations or statements already made under this Power of Attorney.

Die Bevollmächtigten sind – jeweils einzeln – von den Beschränkungen des § 181 BGB in vollem Umfang befreit und befugt, Untervollmacht an Dritte ihrer Wahl in gleichem Umfang zu erteilen.

The Authorized Persons – each of them individually – are fully exempt from the restrictions imposed by Section 181 of the German Civil Code and authorized to grant sub-power of attorney to third parties at their own discretion and within the scope of this Power of Attorney

Im Zweifel soll diese Vollmacht weit ausgelegt werden, damit stets der von ihr verfolgte wirtschaftliche Zweck erreicht werden kann.

In case of doubt, this Power of Attorney shall be broadly interpreted so as to ensure that its economic purpose is achieved at all times.

Die Haftung der Bevollmächtigten beschränkt sich auf Vorsatz und grobe Fahrlässigkeit.

The liability of the Authorized Persons shall be limited to willful misconduct and gross negligence.

Eine Haftung der Bevollmächtigten für Bestand und Umfang dieser Vollmacht ist ausgeschlossen.

The Authorized Persons shall not be liable for the existence and scope of this Power of Attorney

Diese Vollmacht unterliegt deutschem Recht, unter Ausschluss des Kollisions-

This Power of Attorney is governed by German law except for its conflict of law

9

rechts.

Die deutsche Fassung dieser Vollmacht ist maßgeblich. Die englische Fassung ist eine Übersetzung zu reinen Informationszwecken.

provisions.

The German language version of this Power of Attorney shall prevail. The English language version is a convenience translation for information purposes only.

Bernkastel-Kues, 18 September 2022

Robert Orten

VOLLMACHT	POWER OF ATTORNEY
Die unterzeichnete	The undersigned

Hyzon Motors Europe B.V.

eine nach dem Recht des Königreiches der Niederlande bestehende Gesellschaft,	a company existing under the laws of the Kingdom of the Netherlands,
mit Geschäftsanschrift:	with business address:

Papierbaan 3

9672BG Winschoten

Niederlande/Netherlands

KVK CCI 78536677; RSIN 861440742

(„**Vollmachtgeber**"), vertreten durch ihre gesamtvertretungsberechtigten Directoren (Bestuurder),	("**Principal**") represented by its jointly-authorized Directors (*Bestuurder*),
Parker Stewart Meeks, born May 10, 1981 and	Parker Stewart Meeks, geboren 10 Mai, 1981 and
Carl Gerhardus Holthausen geboren am/date of birth: 13. September 1973 / September 13, 1973	Carl Gerhardus Holthausen geboren am/date of birth: 13. September 1973 / September 13, 1973
bevollmächtigt hiermit	hereby authorizes

die Rechtsanwälte / the Lawyers

Jörg Swoboda

Jörg Rehder

Dr. Andreas Ripken

Alexandra Ziegltrum

und / and

Luisa Koepchen

("Bevollmächtigte"), und zwar jeden einzeln,	("Attorneys-in-Fact"), each of them individually,
als bevollmächtigter Vertreter im Namen der Vollmachtgeberin folgende Rechtsgeschäfte und Rechtshandlungen vorzunehmen:	to act for and on behalf of the Principal as Attorney-in-Fact and, in such capacity, to perform the following legal acts and transactions:

- Abschluss eines Änderungs und Aufhebungsvertrags zur Aufhebung und Beendigung des Anteilskauf- und Abtretungsvertrages gegen Schadensersatzleistung

- conclusion of amendment and cancellation agreement in order to cancel and set aside the Share Purchase and Transfer Agreement in exchange for damages

von und zwischen insbesondere

by and between in particular

- **Orten Holding GmbH**, a German limited liability company (Gesellschaft mit beschränkter Haftung), Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im/registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Wittlich unter/under HRB 21680,
- Hr./Mr. **Robert Orten**, geboren am/born on 08.Juli 1954/July 8, 1954, Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues, Germany,
- **dem Vollmachtgeber/the Principal** and
- **Hyzon Motors Inc.**, eine nach dem Recht des US-Bundesstaates Delaware bestehende Gesellschaft/a corporation incorporated under the laws of Delaware, USA, 475 Quaker Meeting House Road Honeoye Falls, NY 14472

notariell beurkundet von dem Notar Patrick Arthur Senger am 10. Juni 2022 (Urk.-Nr. 2452/2022 S und 2453/2022 S) einschließlich aller Anlagen und Anhänge hierzu („**SPA**"),

by notarization before the Notary Public Mr. Patrick Arthur Senger on June 10, 2022 (Deed Registration Numbers 2452/2022 S and 2453/2022 S) including any exhibits and annexes thereto (the "**SPA**") (*Vertragsaufhebung*),

insbesondere zur Aufhebung des Verkaufs aller Anteile an der

in particular to set aside the sale of all shares in

- Orten Betriebs GmbH, a German limited liability company (*Gesellschaft mit beschränkter Haftung*), Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im Handelsregister des Amtsgerichts Wittlich/registered with the commercial register of the local court of Wittlich unter/under HRB 44813 und/and
- Orten Electric-Trucks GmbH, a German limited liability company *(Gesellschaft mit beschränkter Haftung)*, Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im Handelsregister des Amtsgerichts Wittlich/registered with the commercial register of the local court of Wittlich unter/under HRB 41516

an den Vollmachtgeber

to the Principal,

sowie zur Aufhebung der dinglichen Einigung.

and to cancel such *in rem* transfer agreement.

- Abschluss und Umsetzung sämtlicher schuldrechtlicher und dinglicher Rechtsgeschäfte, einschließlich Verträge (z. B. Treuhandvereinbarungen mit einem Dritten Treuhänder, Verwahrungsverträge, Entschädigungs- bzw. Schadensersatzvereinbarungen einschließlich Schadensersatz in Sachleistungen usw. insbesondere einschließlich der Übertragung von Umlaufvermögen (LKW)), Erklärungen einschließlich Verzichtserklärungen abzugeben und/oder entgegenzunehmen, sowie Anträge, insbesondere bei Behörden, Handelsregistern und Gerichten, zu stellen und sonstige tatsächliche und Rechts-Handlungen vorzunehmen, die nach Auffassung des Bevollmächtigten erforderlich, notwendig oder zweckmäßig sind zur Umsetzung oben genannter Rechtsgeschäfte und Rechtshandlungen, und zwar im selben Umfange, wie der Vollmachtgeber dies könnte.

- To take any actions and enter into any legal transactions, including agreements (e.g. escrow agreements with a third party escrow agent, custody agreements, compensation agreements including compensation in kind etc., in particular as to the transfer of inventory (trucks)), to make and/or receive any declarations or actions, including waivers, and to file applications, especially with public authorities, commercial registers and courts, deemed required, necessary or useful by the Attorney-in-Fact for the implementation of the above mentioned legal acts and transactions to the same extent as could be done by the Principal.

- Parteien der Aufhebungsvereinbarung werden auch verbundene Unternehmen der Orten Holding GmbH

- Affiliated companies of Orten Holding GmbH shall also be parties to the cancellation agreement.

- Die Vollmacht erfasst zudem auch jedwede andere Rechtshandlung oder Vereinbarung mit Bezug auf das SPA.

- This power of attorney also covers any action or agreement to be entered into in relation to the SPA.

- Die Vollmacht ist weit auszulegen und umfasst auch die nachfolgende Anpassung Umsetzung oder Aufhebung von Rechtsgeschäften die mittels der Vollmacht abgeschlossen wurden.

- This power of attorney is to be interpreted broadly, in particular it shall cover the amendment, completion or cancellation of any agreement entered into by means of this power of attorney

Der Bevollmächtigte ist von jeder Beschränkung des § 181 BGB und ähnlichen Beschränkungen ausländischen Rechts befreit. Jeder Bevollmächtigte darf Untervollmacht in gleichem Umfang erteilen.

Any Attorney in Fact is freed of any restrictions under section 181 German Civil Code or any alike foreign law provision. Each Attorney-in-Fact is authorized to grant sub-power in the same scope.

Die Haftung der Bevollmächtigten beschränkt sich auf Vorsatz.

The liability of the Attorneys-in-Fact shall be limited to willful misconduct.

Der Vollmachtgeber wird auf erstes Anfordern jeden oben genannten Bevollmächtigten hinsichtlich Aufwendungen, Verluste, Verpflichtungen, Gerichtsurteilen, Geldbußen, Strafen und Beträgen, die in Vergleichen bezahlt werden (einschließlich aller Zinsen, Abgaben und anderer Gebühren in diesem Zusammenhang) freistellen, die bei einem Bevollmächtigten entstehen oder auf Veranlassung eines Bevollmächtigten in Zusammenhang mit der Vollmacht entstehen.

The Principal shall – upon receipt of a first demand – indemnify each Attorney-in-Fact mentioned above against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by, or on behalf of an Attorney-in-Fact in connection with this power of attorney.

Die Vollmacht gilt bis zum 30. Juni 2023. Sie kann jederzeit widerrufen werden.

The power of attorney shall be valid until June 30, 2023. It may be revoked anytime.

Die Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland.

This power of attorney is governed by the laws of the Federal Republic of Germany.

Der entscheidende Text dieser Vollmacht ist der in deutscher Sprache, die englische Übersetzung dient ausschließlich zu Informationszwecken.

The German version of this power of attorney shall prevail; the English translation serves for information purposes only.

Im Zweifel ist die Vollmacht weit auszulegen.

In case of doubt the power of attorney shall be construed broadly.

Hyzon Motors Europe B.V.

Ort/Place: HOOGEZAND

Datum/Date: 28-09, 2022

BY: ______________________

Name: Carl Gerhardus Holthausen

Its: Director (*Bestuurder*)

Ort/Place: Bolingbrook, IL, USA

Datum/Date: 28th Sep 2022

BY: ______________________

Name: Parker Stewart Meeks

Its: Director (*Bestuurder*)

VOLLMACHT

Die unterzeichnete

Hyzon Motors Inc.

eine nach dem Recht des Staates Delaware, USA, bestehende Gesellschaft,

mit Geschäftsanschrift:

475 Quaker Meeting House Road

HONEOYE FALLS, NY 14472

USA

(„**Vollmachtgeber**"), vertreten durch ihren President und Interim Chief Executive Officer Parker Stewart Meeks, geboren 10 Mai, 1981

bevollmächtigt hiermit

die Rechtsanwälte / the Lawyers

Dr. Andreas Ripken

Jörg Swoboda

Jörg Rehder

Alexandra Siegltrum

und / and

Luisa Koepchen

(„Bevollmächtigte"), und zwar jeden einzeln,

als bevollmächtigter Vertreter im Namen der Vollmachtgeberin folgende Rechtsgeschäfte und Rechtshandlungen vorzunehmen:

- Abschluss eines Änderungs- und Aufhebungsvertrags zur Aufhebung und Been-

POWER OF ATTORNEY

The undersigned

Hyzon Motors Inc.

a company incorporated under the laws of Delaware, USA,

with business address:

("**Principal**") represented by its President and Interim Chief Executive Officer Parker Stewart Meeks, born May 10, 1981

hereby authorizes

("Attorneys-in-Fact"), each of them individually,

to act for and on behalf of the Principal as Attorney-in-Fact and, in such capacity, to perform the following legal acts and transactions:

- conclusion of amendment and cancellation agreement in order to cancel and set aside the Share Purchase and Transfer Agreement (in exchange for damages)

digung des Anteilskauf- und Abtretungsvertrages (gegen Schadensersatzleistung)

– von und zwischen insbesondere – by and between in particular

- Orten **Holding GmbH**, a German limited liability company (*Gesellschaft mit beschränkter Haftung*), Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im/registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Wittlich unter/under HRB 21680,
- Hr./Mr. **Robert Orten**, geboren am/born on 08.Juli 1954/July 8, 1954, Gewerbegebiet Wehlen 2, 54470 Bernkastel-Kues, Germany,
- **Hyzon Motors Europe B.V.**, eine nach dem Recht des Königreiches der Niederlande bestehende Gesellschaft /a corporation incorporated under the laws of the Kingdom of the Netherlands, Papierbaan 3, 9672BG Winschoten, Niederlande/Netherlands („**Hyzon Motors Europe**") und/and
- dem **Vollmachtgeber**/the **Principal**

notariell beurkundet von dem Notar Patrick Arthur Senger am 10. Juni 2022 (Urk.-Nr. 2452/2022 S und 2453/2022 S) einschließlich aller Anlagen und Anhänge hierzu („**SPA**"),

by notarization before the Notary Public Mr. Patrick Arthur Senger on June 10, 2022 (Deed Registration Numbers 2452/2022 S and 2453/2022 S) including any exhibits and annexes thereto (the "**SPA**") (*Vertragsaufhebung*),

insbesondere zur Aufhebung des Verkaufs aller Anteile an der

in particular to set aside the sale of all shares in

- Orten Betriebs GmbH, a German limited liability company (*Gesellschaft mit beschränkter Haftung*), Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im Handelsregister des Amtsgerichts Wittlich/registered with the commercial register of the local court of Wittlich unter/under HRB 44813 und/and
- Orten Electric-Trucks GmbH, a German limited liability company *(Gesellschaft mit beschränkter Haftung)*, Gewerbegebiet Wehlen 3, 54470 Bernkastel-Kues, Germany, eingetragen im Handelsregister des Amtsgerichts Wittlich/registered with the commercial register of the local court of Wittlich unter/under HRB 41516

an Hyzon Motors Europe

to Hyzon Motors Europe B.V.

sowie zur Aufhebung der dinglichen Einigung.

and to cancel such *in rem* transfer agreement (*Aufhebung der dinglichen Einigung*).

- Abschluss und Umsetzung sämtlicher schuldrechtlicher und dinglicher Rechtsgeschäfte, einschließlich Verträge (z. B. Treuhandvereinbarungen mit einem dritten Treuhänder, Verwahrungsverträge, Entschädigungs- bzw. Schadensersatzvereinbarungen einschließlich Schadensersatz in Sachleistungen usw. insbesondere einschließlich der Übertragung von Umlaufvermögen (LKW)),
- Parteien der Aufhebungsvereinbarung werden auch verbundene Unternehmen der Orten Holding GmbH

- To take any actions and enter into any legal transactions, including agreements (e.g. escrow agreements with a third party escrow agent, custody agreements, compensation agreements including compensation in kind etc., in particular as to the transfer of inventory (trucks)),
- Affiliated companies of Orten Holding shall also be parties to the cancellation agreement.

- Erklärungen einschließlich Verzichtserklärungen abzugeben und/oder entgegenzunehmen, sowie Anträge, insbesondere bei Behörden, Handelsregistern und Gerichten, zu stellen und sonstige tatsächliche und Rechts-Handlungen vorzunehmen, die nach Auffassung des Bevollmächtigten erforderlich, notwendig oder zweckmäßig sind zur Umsetzung oben genannter Rechtsgeschäfte und Rechtshandlungen, und zwar im selben Umfange, wie der Vollmachtgeber dies könnte.

- to make and/or receive any actions or declarations, including waivers, and to file applications, especially with public authorities, commercial registers and courts, deemed required, necessary or useful by the Attorney-in-Fact for the implementation of the above mentioned legal acts and transactions to the same extent as could be done by the Principal.

- Die Vollmacht erfasst zudem auch jedwede andere Rechtshandlung oder Vereinbarung im Hinblick auf das SPA.

- This power of attorney also covers and action or agreement to be entered into in relation to the SPA.

- Die Vollmacht ist weit auszulegen und umfasst auch die nachfolgende Anpassung oder Aufhebung von Rechtsgeschäften die mittels der Vollmacht abgeschlossen wurden.

- This power of attorney is to be interpreted broadly, in particular it shall cover the amendment or cancellation of any agreement entered into by means of this power of attorney

Der Bevollmächtigte ist von jeder Beschränkung des § 181 BGB und ähnlicher Beschränkungen ausländischen Rechts befreit. Jeder Bevollmächtigte darf Untervollmacht in gleichem Umfang erteilen.

Any Attorney in Fact is freed of any restrictions under section 181 German Civil Code or any alike foreign law provision. Each Attorney-in-Fact is authorized to grant sub-power in the same scope.

Die Haftung der Bevollmächtigten beschränkt sich auf Vorsatz.

The liability of the Attorneys-in-Fact shall be limited to willful misconduct.

Der Vollmachtgeber wird auf erstes Anfordern jeden oben genannten Bevollmächtigten hinsichtlich Aufwendungen, Verluste, Verpflichtungen, Gerichtsurteilen, Geldbußen, Strafen und Beträgen, die in Vergleichen bezahlt werden (einschließlich aller Zinsen, Abgaben und anderer Gebühren in diesem Zusammenhang) freistellen, die bei einem Bevollmächtigten entstehen oder auf Veranlassung eines Bevollmächtigten in Zusammenhang mit der Vollmacht entstehen.

The Principal shall – upon receipt of a first demand – indemnify each Attorney-in-Fact mentioned above against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by, or on behalf of an Attorney-in-Fact in connection with this power of attorney.

Die Vollmacht gilt bis zum 30. Juni 2023. Sie kann jederzeit widerrufen werden.

The power of attorney shall be valid until June 30, 2023. It may be revoked anytime.

Die Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland.

This power of attorney is governed by the laws of the Federal Republic of Germany.

Der entscheidende Text dieser Vollmacht ist der in deutscher Sprache, die englische Übersetzung dient ausschließlich zu Informationszwecken.

The German version of this power of attorney shall prevail; the English translation serves for information purposes only.

Hyzon Motors Inc.

Ort/Place: Bolingbrook, Illinois, USA

Datum/Date: 27th Sept 2022

BY: [signature]

Name: Parker Stewart Meeks

Its: President and Interim Chief Executive Officer